EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                CONTACT:          SMTEK INTERNATIONAL, INC.
                                  Kirk A. Waldron, CFO
                                  (805) 532-2800, ext. 111


SMTEK INTERNATIONAL, INC. ANNOUNCES APPOINTMENT
OF TWO NEW BOARD MEMBERS TO FILL VACANCIES


MOORPARK, Calif. (June 10, 2003) - SMTEK International, Inc.
(Nasdaq: SMTI / Pacific Exchange: SMK), a provider of electronics manufacturing services, today announced the appointment of Edward Smith and Robert Howard to the Board of Directors of SMTEK to fill the vacancies created by the resignations of board members Oscar "Bud" Marx and Clay Biddinger, who resigned to pursue other interests.

Mr. Smith is President and Chief Executive Officer of SMTEK.  Mr.
Smith joined SMTEK in January 2002 as Vice President, Business Development and he became President and Chief Executive Officer in May 2002. Before joining SMTEK, Mr. Smith held the position of senior sales executive with Avnet, Inc., a leading supplier of electronic components from 1994 through January 2002. In addition, he has over twenty years experience in various managerial roles in the electronics sales and distribution industry.

Mr. Howard is President and Chief Executive Officer of TMW
Enterprises, Inc., a private equity investment company with primary investments in real estate, marketable securities, and several manufacturing businesses including electronic manufacturing services. Prior to joining TMW Enterprises in April 2001, Mr. Howard served as CFO of Electronic Products Integration Corporation (EPIC), a privately held contract manufacturer serving the EMS industry. In addition, he has over twenty years of broad-based experience in manufacturing and the financial services industry. Mr. Howard currently serves as a director in nearly all of TMW Enterprise's affiliated companies, and serves as Chairman of the Board for EPIC.

"I have a tremendous amount of confidence in the current board and management group to continue to strategically and tactically steer SMTEK through its turnaround," said Bud Marx. "I know Mr. Biddinger joins me in stating how proud we are of the opportunity to have been a part of the growing momentum that the new management group has generated, and we look forward to their continued progress."

"We appreciate the many years of valuable service that Bud and Clay have provided to SMTEK and wish them well in their future endeavors," said Jim Burgess, chairman of SMTEK. "I realize the amount of time and effort it takes to be an active board member and both of these fine gentlemen certainly have put forth their fair share."

He further commented, "The board believes Mr. Smith is making a valuable contribution as Chief Executive Officer with the progress of the turnaround to date, and we expect similar contributions as a board member. Additionally, Mr. Howard brings to the board an impressive financial and electronics background. Both have a wealth of knowledge and understanding of our industry and are valuable additions to our board."

*	*	*	*	*

Headquartered in Moorpark, California, SMTEK International, Inc. is an EMS provider serving original equipment manufacturers (OEMs) in the industrial instrumentation, medical, telecommunications, security, financial services automation, aerospace and defense industries. We provide integrated solutions to OEMs across the entire product life cycle, from design to manufacturing to end-of-life services, for the worldwide low to medium volume, high complexity segment of the EMS industry. We have five operating facilities with locations in Moorpark, California; Santa Clara, California; Marlborough, Massachusetts; Fort Lauderdale, Florida; and the Ayuttya Province in Thailand.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor provisions created by those sections. You can identify these statements by the fact that they use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words of similar meaning in connection with any discussion of future operating or financial performance. Any forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are cautioned that forward-looking statements regarding future events and the future performance of SMTEK International, Inc. involve various risks and uncertainties that could cause actual results to differ materially from those described in these statements.

Readers are referred to the documents filed by SMTEK International, Inc. with the SEC, including our most recent Reports on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time, for a more complete description of important risk factors and other information with respect to risks and uncertainties relating to the materials in this press release, as well as to other aspects of our business and financial condition. We do not undertake, and specifically disclaim, any obligation to update forward-looking statements.